Exhibit 10.2
CERTAIN INFORMATION OF THIS DOCUMENT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***].”

FIRST AMENDMENT TO THE LUMP SUM TURNKEY AGREEMENT FOR THE
ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE SABINE PASS LNG STAGE 5 LIQUEFACTION PROJECT

This First Amendment to the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 5 Liquefaction Project (this “Amendment”) is made and executed as of the 30th day of September, 2026 (the “Amendment Effective Date”) by and between Sabine Pass Liquefaction Stage V, LLC, a limited liability company organized under the laws of Delaware (“Owner”), and Bechtel Energy Inc., a corporation organized under the laws of Delaware (“Contractor”) each sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Owner and Contractor entered into that certain Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 5 Liquefaction Project dated May 22, 2026 (the “Agreement”);
WHEREAS, Owner and Contractor wish to amend certain provisions of the Agreement on the terms set forth herein.
AMENDMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms used but not defined in this Amendment shall have the meaning set forth in the Agreement.

2.Amendments:

a.In Section 1.1 Definitions, the following definition shall be added:

““ConocoPhillips Confidential Information” has the meaning set forth in Section 10.6B.”

b.In Section 1.1 Definitions, the following definitions shall be deleted and replaced with the following:

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““ConocoPhillips License Agreement” means the license agreement between ConocoPhillips LNG Licensing LLC and Owner relating to the Optimized Cascade Process for Train 7.”

““Optimized Cascade Process” means ConocoPhillips Company’s natural gas cascade liquefaction process for transforming a methane-rich gas stream from the gaseous state to the liquid state wherein refrigerative cooling is provided by three cascaded refrigeration cycles which employ predominantly pure refrigerants and where the final refrigerant is either methane or predominantly methane in an open or closed cycle configuration.”

c.Sections 10.1 through 10.5 shall be deleted and replaced with the following:

“10.1Ownership of Work Product. Owner and Contractor acknowledge that during the course of, and as a result of, the performance of the Work and prior work related to the Stage 5 Facilities done by Contractor for Owner (including any work done by Contractor or any of its Affiliates or their subcontractors under the FEED Agreement), Contractor or its Affiliates, Subcontractors or Sub-subcontractors will create or have created for the Project and will issue to Owner certain written materials, plans, Drawings (including P&IDs), Specifications, or other tangible results of performance of the Work (hereinafter individually or collectively referred to as “Work Product”). Subject to Section 10.2 and the ownership, use and disclosure restrictions set forth in Section 10.6, all rights, title and interest to the Work Product, including any and all copyrights in the Work Product, shall be owned by Owner, as and when such Work Product is created, irrespective of any copyright notices or confidentiality legends to the contrary which may have been placed in or on such Work Product by Contractor, its Affiliates, Subcontractors, Sub-Subcontractors or any other Person. If, for any reason, ownership of all right, title and interest in the Work Product shall not otherwise vest in Owner, then Contractor agrees, subject to Section 10.2 and the ownership, use and disclosure restriction set forth in Section 10.6, that such ownership and copyrights in the Work Product, whether or not such Work Product is fully or partially complete, shall be automatically assigned from Contractor to Owner without further consideration, and Owner shall thereafter own all right, title and interest in the Work Product, including all copyright interests.

10.2Contractor’s Intellectual Property and Third Party Intellectual Property. As between Owner and Contractor, Contractor shall retain ownership of all rights, title and interest to any and all intellectual property (excluding any copyrights in the Work Product) owned by Contractor or developed by Contractor under this Agreement (including all patents and applications therefor, all inventions, trade secrets, know-how, technology, technical data, customer lists, copyrights and all registrations and applications therefor, and all industrial designs, and any written materials, plans, drafts, specifications, calculations or computer files or other documents, owned by Contractor or its Affiliates prior to the Agreement Date or developed or acquired by Contractor or its Affiliates independently of this Agreement) (hereinafter referred to as “Contractor’s Intellectual Property”), regardless of whether such Contractor’s Intellectual Property is included in the Work Product, and nothing in this Section 10.2 shall result in a transfer of ownership of any Contractor’s Intellectual Property or the proprietary intellectual property owned or developed by Subcontractors or Sub-
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subcontractors (“Third Party Intellectual Property”). With respect to such Contractor’s Intellectual Property and Third Party Intellectual Property, subject to Section 10.6, Contractor hereby grants to Owner, as and when the Work Product is created, an irrevocable, perpetual, non-exclusive and royalty-free license (including with right to assign such license without consent to any purchaser of an interest in all or part of the Stage 5 Facilities provided that such assignee shall only be entitled to use the Work Product, and the Contractor Intellectual Property and Third Party Intellectual Property which is embedded in the Work Product, for the purposes specified in clauses (a) through (e) below, which license and sublicense shall in all respects remain limited by and subject to the terms of this Agreement) to use, modify (subject to this Section 10.2) and copy such Contractor’s Intellectual Property and Third Party Intellectual Property to the extent the same is incorporated into the Work Product for the Stage 5 Facilities to (a) engineer, procure, construct, pre-commission, commission, startup and test the Stage 5 Facilities; (b) operate and maintain the Stage 5 Facilities; (c) train operators for the Stage 5 Facilities; (d) repair, replace, expand, complete or modify any part of the Stage 5 Facilities, provided that such repair, replacement, expansion, completion or modification shall not include the addition of additional liquefaction trains beyond a seven (7) train facility (e.g., a train other than CoP Train 1, CoP Train 2, CoP Train 3, CoP Train 4, CoP Train 5, CoP Train 6, or Train 7); and (e) modify, improve, adapt, copy, and prepare derivative work from the Work Product for use in connection with the Stage 5 Facilities for the purposes specified in clauses (a) through (d) above, provided that Owner shall first remove, or cause to be removed, all references to Contractor from the Work Product in the event such Work Product is provided to another contractor. In addition, notwithstanding Section 21.1 and notwithstanding anything to the contrary, nothing in this Agreement limits Owner’s and Contractor’s rights (including intellectual property rights) under the FEED Agreement in connection with the Work Product and the FEED Package (including Contractor’s Intellectual Property and Third Party Intellectual Property), and all such rights set forth in the FEED Agreement in connection with the FEED Package shall remain in full force and effect. All Subcontracts and Sub-subcontracts shall contain provisions consistent with this Section 10.2, except as provided in Section 10.6. Notwithstanding anything to the contrary in this Agreement, no license is granted to Owner with respect to the use of any of Contractor’s proprietary software or systems, except to the extent such software or systems are incorporated into the Stage 5 Facilities. NOTWITHSTANDING THE FOREGOING, IF OWNER (A) USES THE FEED PACKAGE FOR ANY TRAINS AT OR NEAR THE SITE OR FOR ANY OTHER PROJECT OR FACILITY ANYWHERE IN THE WORLD, (B) USES ANY WORK PRODUCT FOR PURPOSES OTHER THAN THOSE PERMITTED IN THIS ARTICLE 10, OR (C) MODIFIES ANY WORK PRODUCT, IN EACH CASE WITHOUT THE PRIOR WRITTEN CONSENT OR INVOLVEMENT OF ANY MEMBER OF CONTRACTOR GROUP AND SUBCONTRACTOR OR SUB-SUBCONTRACTOR (WHERE APPLICABLE TO THE WORK PRODUCT USED OR MODIFIED), OWNER SHALL DEFEND, INDEMNIFY AND HOLD THE CONTRACTOR GROUP HARMLESS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) INCURRED BY ANY MEMBER OF THE CONTRACTOR GROUP OR A SUBCONTRACTOR OR SUB-SUBCONTRACTOR THAT ARISE FROM
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SUCH USE. LIKEWISE, IF OWNER MODIFIES THE WORK PRODUCT WITHOUT THE INVOLVEMENT OF CONTRACTOR AND ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS (WHERE APPLICABLE TO THE WORK PRODUCT MODIFIED), AND SUCH MODIFICATIONS TO THE WORK PRODUCT INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY, OWNER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS CONTRACTOR GROUP, ITS SUBCONTRACTORS AND SUB-SUBCONTRACTORS WITH RESPECT TO ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES OR OTHER CAUSES OF ACTION BROUGHT BY SUCH THIRD PARTY ARISING FROM SUCH MODIFICATION.

10.3Limitations on Use of Work Product. The Work Product, including all copies thereof, shall not be used by Contractor, its Affiliates or its Subcontractors, Sub-subcontractors or any other Persons on any other project for a Person other than Owner without first removing all information provided in Section 10.4, all Owner’s Confidential Information in Section 19.1 and any other information identifying Owner, the Project, the Stage 5 Facilities or the Site. Pursuant to the requirements of this Section 10.3, Owner grants Contractor an irrevocable, perpetual and royalty-free license to use, modify and copy the Work Product for any other project, except for any of the following which may be in such Work Product: (a) any proprietary intellectual property rights owned by Owner or any Affiliate of Owner (other than Owner’s right to the copyright in the actual Work Product itself provided in Section 10.1) or (b) any proprietary intellectual property rights in which Owner or an Affiliate of Owner has a license unless Contractor also has a license to such proprietary intellectual property. The foregoing license and rights to use any Work Product granted to Contractor shall be subject to any limitations imposed on Owner, Affiliate of Owner, or Contractor by third parties which have any ownership interest in such Work Product or any proprietary intellectual property embedded therein.

10.4Owner Provided Documents. Notwithstanding anything to the contrary in this Agreement, all written materials, plans, drafts, specifications, computer files or other documents (if any) prepared or furnished by Owner, Owner’s Affiliates or any of Owner’s other consultants or contractors shall at all times remain the property of Owner, and Contractor shall not make use of any such documents or other media for any other project or for any other purpose than as set forth herein. All such documents and other media, including all copies thereof, shall be returned to Owner upon Final Completion or the earlier termination of this Agreement, except that Contractor shall, subject to its confidentiality obligations as set forth in Article 19, retain one (1) record set of such documents or other media as required by Section 3.13A. Owner hereby grants to Contractor Group and Subcontractors and Sub-subcontractors of any of the foregoing with respect to the Work a non-exclusive, royalty-free, revocable, non-transferable license to use and modify Owner Proprietary Work Product (and all intellectual property existing or referenced therein) to the extent required to perform Contractor’s obligations under this Agreement. For the purposes of this Agreement, “Owner Proprietary Work Product” means intellectual property and written materials, plans, drafts, specifications, or computer files or other documents, owned by Owner or its Affiliates prior to the Agreement Date or developed or acquired by Owner or its Affiliates independently of this Agreement.
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10.5License to Use Liquefaction and Other Process Technology. Subject to Section 10.6, and to the extent not covered by Section 10.2, Contractor hereby grants to Owner (and shall obtain from its Subcontractors and Sub-subcontractors) a fully-paid up, irrevocable, non-exclusive and royalty-free license or, as specified herein, sublicense (including process licenses) to allow Owner to operate and maintain the Stage 5 Facilities for the purposes intended under this Agreement, including for natural gas pre-treatment, condensate production and the liquefaction of natural gas into LNG, practicing such technology in the Stage 5 Facilities, and making, selling, offering to sell or exporting throughout the world, condensate and LNG produced at the Stage 5 Facilities. As a condition of Substantial Completion of each Subproject or earlier termination, Contractor shall, to the extent not covered by Section 10.2 or Section 10.6, assign to Owner all licenses provided by any Subcontractor or Sub-subcontractor to Contractor. Owner shall be entitled to assign its rights in such licenses and sublicenses; provided that such assignee shall only be entitled to use such licenses and sublicenses for the purposes specified herein, which licenses shall in all respects remain limited by and subject to the terms of this Agreement.”

d.Section 10.6B shall be deleted and replaced with the following:

“B. ConocoPhillips Work Product, ConocoPhillips Intellectual Property, and ConocoPhillips Confidential Information.
Notwithstanding anything to the contrary herein, the ConocoPhillips License Agreement is the exclusive document governing the licensing to Owner of intellectual property concerning the Optimized Cascade Process. All Work Product directly related to the liquefaction units employing Optimized Cascade Process and the Optimized Cascade Process that is generated by or for Contractor in the performance of the Work (the “ConocoPhillips Work Product”) shall vest, as between ConocoPhillips Company, and Owner, in accordance with and be exclusively governed by the ConocoPhillips License Agreement. All rights, title and interest in any intellectual property (including all patents and applications therefor, all inventions, trade secrets, know-how, technology, technical data, customer lists, copyrights and all registrations and applications therefor and industrial designs) in and resulting from the ConocoPhillips Work Product (hereinafter “ConocoPhillips Intellectual Property”) shall vest, as between ConocoPhillips Company, and Owner, in accordance with and be exclusively governed by the ConocoPhillips License Agreement. Notwithstanding anything to the contrary herein, access to and any use or disclosure of the ConocoPhillips Work Product and ConocoPhillips Intellectual Property, including confidential information of ConocoPhillips Company or Affiliates thereof (“ConocoPhillips Confidential Information”) shall be subject to the terms and conditions set forth in the ConocoPhillips License Agreement. Owner acknowledges that license and use of the Optimized Cascade Process is not authorized by this Agreement.”

e.Attachment OO shall be deleted and replaced with the attached First Amended Attachment OO.

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3.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the state of Texas (without giving effect to the principles thereof relating to conflicts of law).

4.Counterparts. This Amendment may be signed in any number of counterparts and each counterpart (when combined with all other counterparts) shall represent a fully executed original as if one copy had been signed by each of the Parties. Electronic signatures shall be deemed as effective as original signatures.

5.No Other Amendment. Except as expressly amended hereby, the terms and provisions of the Agreement remain in full force and effect and are ratified and confirmed by Owner and Contractor in all respects as of the Amendment Effective Date.

6.Miscellaneous Provisions. The terms of this Amendment are hereby incorporated by reference into the Agreement. This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. The recitals set forth in the recitals above are incorporated herein by this reference. Captions and headings throughout this Amendment are for convenience and reference only and the words contained therein shall in no way be held to define or add to the interpretation, construction, or meaning of any provision.
[Signature Page Follows]
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IN WITNESS WHEREOF, Owner and Contractor have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date:

Contractor:		Owner:

BECHTEL ENERGY INC.		SABINE PASS LIQUEFACTION STAGE V, LLC

By:	/s/ Maurissa Rogers	By:	/s/ Ian Swanbeck

Printed Name:	Maurissa Douglas Rogers	Printed Name:	Ian Swanbeck

Title:	Senior Project Manager and Senior Vice President	Title:	Vice President, Project Execution

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FIRST AMENDED ATTACHMENT OO

[***]
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